EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Seiler Pollution Control Systems, Inc. on Form S-8 of our report dated June 28, 1995, except for Notes 1 and 3 to which the date is July 8, 1996, and our audit of the financial statements of Seiler Pollution Control Systems, Inc. as of the fiscal years ended March 31, 1994 and 1995, which report was included in Seiler Pollution Control Systems, Inc.'s Form 10-K for its fiscal year ended March 31, 1996.


                                                    /s/ Bederson & Company LLP

                                                    BEDERSON & COMPANY LLP


West Orange, New Jersey
December 18, 1996